                                                                    Exhibit 99.9



                          AFG Receivables Trust 1997-B
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                     Sub Servicer: Auto Finance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  January 1, 1998 through December 31, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Outstanding
Pursuant to Section 5.6 of the Sale and Servicing                                                          Class A/Class B/Class C
Agreement                                                                              Total for Period        Certificate Amount
                                                                                       ----------------        ------------------
(i)    Principal Distribution
       Class A Note Amount                                                                26,715,395               242.8573381
       Class B Note Amount                                                                 6,778,257               91.96718139
       Class C Note Amount                                                                 3,987,210               213.2083899
       Certificates Amount                                                                 2,392,395               217.4904982

(ii)   Interest Distribution
         Class A Note Amount                                                               3,225,387               43.76194402
         Class B Note Amount                                                                 847,747               45.33162291
         Class C Note Amount                                                                 543,495               49.40864727

(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)            58,133,952

(iv)   Class A Notes Balance (end of Collection Period)                                   38,601,934
       Class A Pool Factor (end of Collection Period)                                      0.5237498
       Class B Notes Balance (end of Collection Period)                                    9,795,122
       Class B Pool Factor (end of Collection Period)                                      0.5237498
       Class C Notes Balance (end of Collection Period)                                    5,761,248
       Class C Pool Factor (end of Collection Period)                                      0.5237498
       Certificates Balance (end of Collection Period)                                     3,976,648

(v)    Basic Servicing Fee                                                                 2,735,747               24.86941759

(vi)   Aggregate Net Losses                                                                9,042,385

(vii)  Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                           5,103,272
       Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                           5,500,224
       Draws on Reserve Account
       Deposits to Reserve Account



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

                                                        Exhibit 99.9 (continued)



                          AFG Receivables Trust 1997-B
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  January 1, 1998 through December 31, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Outstanding
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B/Class C
                                                                                       Total for Period       Certificate Amount
                                                                                       ----------------       ------------------
(viii)  Class A Notes Interest Carryover Shortfall                                            0                        0
        Class B Notes Interest Carryover Shortfall                                            0                        0
        Class C Notes Interest Carryover Shortfall                                            0                        0
        Class A Notes Principal Carryover Shortfall                                           0                        0
        Class B Notes Principal Carryover Shortfall                                           0                        0
        Class C Notes Principal Carryover Shortfall                                           0                        0

(ix)    Aggregate Purchase Amount of Receivables Repurchased by the Seller or
        purchased by Servicer                                                                 0

(x)     Delinquent Contracts                                                           Number                               Balance
                                                                                       --------------------------------------------
          30-59 Days                                                                   176                                1,801,802
          60-89 Days                                                                     0                                        0
          90 Days or More                                                                0                                        0



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